Exhibit 10.60

THE

SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM (SERP) FOR OFFICERS

OF

AMERICAN AIRLINES, INC.

AND THE

SERP SUMMARY PLAN DESCRIPTION

ORIGINALLY EFFECTIVE JANUARY 1, 1985

Amended and Restated Effective October 15, 2002

THE

SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM (SERP) FOR OFFICERS

OF

AMERICAN AIRLINES, INC.

AND THE

SERP SUMMARY PLAN DESCRIPTION

ORIGINALLY EFFECTIVE JANUARY 1, 1985

i

ARTICLE I
NAME AND PURPOSE OF THE PLAN

Section 1.1                                      Name and Purpose of the Plan

This Supplemental Executive Retirement Program for Officers of American Airlines, Inc. (the “Plan”) provides supplemental retirement benefits to selected officers of American Airlines, Inc.  A separate Supplemental Executive Retirement Program (For Non-Officers) provides certain supplemental retirement benefits to other key employees as designated by the Board of Directors or the Chairman of AMR.

Prior to January 1, 2001, the supplemental benefits provided under this Plan consisted only of supplemental retirement benefits in excess of the maximum pension benefits payable under a Participant’s Base Defined Benefit Plan and a supplemental retirement benefit based on a Participant’s Incentive Compensation and Performance Returns.  These continuing benefits are described in Article IV of the Plan.

Effective January 1, 2001, certain Participants, who participate in the $uper $aver Plus Plan, either because they elected to forego participation in a Base Defined Benefit Plan, or because they were not eligible to elect to participate in a Base Defined Benefit Plan, shall be eligible to receive benefits under Article V of the Plan, as set forth in this amended and restated Plan.

ARTICLE II
DEFINITIONS

Section 2.1                                      Account.  A bookkeeping entry maintained for each Active Funding Participant to reflect the amount of Funded Accrued Benefit contributed to the trust on account of such Active Funding Participant.

Section 2.2                                    Act.  The Employee Retirement Income Security Act of 1974, as amended.

Section 2.3                                      Active Funding Participant.  A Participant who currently performs active duties of employment while a Participant pursuant to Section 3.1 and who is vested in a benefit under Article IV of this Plan, as of October 1, 2002.

Section 2.4                                      AMR .  AMR Corporation

Section 2.5                                      Annual Defined Benefit Retirement Benefit.  The amount determined by subtracting the Base Defined Benefit Plan Benefit from the greatest of (i) the Base Plan Social Security Offset Benefit, (ii) the Final Average Earnings Benefit, or (iii) the Basic Benefit.  If the Base Defined Benefit Plan of a Participant is the American Airlines, Inc. Pilot Retirement Benefit Program, the Annual Defined Benefit Retirement Benefit shall be the amount determined by subtracting the Base Defined Benefit Plan Benefit from the amount that would have been payable under the Base Defined Benefit Plan in the absence of the Base Defined Benefit Plan limits on compensation and benefits under the Code, plus the Supplemental Incentive Compensation Retirement Benefit and the Supplemental Performance Return Retirement Benefit (for such purposes variable benefits shall be disregarded).

Section 2.6                                      Average Incentive Compensation.  An amount calculated as follows:

(a)                                  The sum of a Participant’s four highest annual Incentive Compensation awards (or the sum of all such awards if the Participant has fewer than four such awards) paid to a Participant during the time period beginning on or after January 1, 1985, and ending on the first to occur of:

(1)                                  the Participant’s actual retirement under the Base Defined Benefit Plan, or under $uper $aver if the Participant is not participating in a Base Defined Benefit Plan,

(2)                                  the date of the Participant’s death, or

(3)                                  the date of the Participant’s retirement.

If a Participant is credited with less than a full year of Credited Service as a Participant in any year in which Incentive Compensation is paid, that portion of the Participant’s Incentive Compensation that is taken into account will be prorated based on the Credited Service earned by the Participant for such year.

(b)                                 Divide the sum determined in (a), above, by  four (or by the number of such awards if the Participant has fewer than  four such awards).

Section 2.7                                      Average Performance Return.  An amount calculated as follows:

(c)                                  The sum of a Participant’s four highest annual Performance Return awards (or the sum of all such awards if the Participant has fewer than four such awards) paid to the Participant during the Participant’s career and ending on the first to occur of:

(1)                                  the Participant’s actual retirement under the Base Defined Benefit Plan, or under $uper $aver if the Participant is not participating in a Base Defined Benefit Plan,

(2)                                  the date of the Participant’s death, or

(3)                                  the date of the Participant’s retirement.

(d)                                 Divide the sum determined in (a), above, by four (or by the number of such awards if the Participant has fewer than four such awards).

Section 2.8                                      Base Defined Benefit Plan.  The defined benefit retirement benefit plan (or plans) of the Company which qualifies under section 401 of the Code and under which certain Participants covered under this Plan are eligible to receive benefits.

Section 2.9                                      Base Defined Benefit Plan Benefit.  The annual benefit a Participant or Beneficiary is entitled to receive from the Base Defined Benefit Plan upon retirement, disability, death or termination of employment, subject to the Base Defined Benefit Plan provisions which limit such benefit to the maximum amount permitted by the Code.

Section 2.10                                Base Plan Social Security Offset Benefit.  The annual amount of a Participant’s or Beneficiary’s benefit under any “Social Security Offset Benefit,” as defined in the Base Defined Benefit Plan, computed without regard to the Base Defined Benefit Plan limits on compensation and benefits under the Code, plus the Supplemental Incentive Compensation and Performance Return Retirement Benefit.

Section 2.11                                Basic Benefit.  The annual amount of a Participant’s or Beneficiary’s benefit under any “Basic Benefit,” as defined in the Base Defined Benefit Plan, computed without regard to the Base Defined Benefit Plan limits on compensation and benefits under the Code, plus the Supplemental Incentive Compensation and Performance Return Retirement Benefit.

Section 2.12                                Beneficiary.  A person designated by a Participant who, as permitted under the terms of the Plan, is or may be entitled to a benefit under the Plan in the event of the death of the Participant.  If no Beneficiary is designated, or if the designated Beneficiary is not then living, benefits will be paid pursuant to Section 6.5.

Section 2.13                                Board of Directors.  The Board of Directors of AMR.

Section 2.14                                Code.  The Internal Revenue Code of 1986, as amended.

Section 2.15                                Committee.  The administrative committee appointed by the Board of Directors to manage and administer this Plan.

Section 2.16                                Company.  Any subsidiary of American Airlines, Inc. or any subsidiary of AMR, which is designated for inclusion as a participating employer in the Plan, as determined by the Board of Directors.

Section 2.17                                Credited Service.  The term “Credited Service” under this Plan has the same meaning for purposes of this Plan as it has in the applicable Base Defined Benefit Plan.

Section 2.18                                Executive Deferral Plan.  The AMR Corporation 1987 Executive Deferral Plan, as amended.

Section 2.19                                Final Average Earnings Benefit.  The annual amount of a Participant’s or Beneficiary’s benefit under any “Final Average Earnings Benefit,” as defined in the Base Defined Benefit Plan, computed without regard to the Base Defined Benefit Plan limits on compensation and benefits under the Code, plus the Supplemental Incentive Compensation and Performance Return Retirement Benefit.

Section 2.20                                Funded Accrued Benefit.  The  portion of the present value of the benefit under Article IV represented by a credit to a bookkeeping account of an Active Funding Participant as a Funded Accrued Benefit in the Trust, at  the discretion of the Committee.

Section 2.21                                Incentive Compensation.  Compensation paid to a Participant on or after January 1, 1985, in accordance with one of the incentive compensation plans adopted by the Board of Directors or the Board of Directors of American Airlines, Inc., whether paid currently or deferred.

For purposes of this definition, long-term, multi-year incentive compensation plans shall not be considered to be incentive compensation plans.

Section 2.22                                Non-Active Funding Participant.  A Participant who is not yet vested in a benefit under this Plan, or who is on a Management Leave of Absence under the AMR Mangement Leave of Absence Policy or who is retired or otherwise separated from employment.

Section 2.23                                Non-Funded Accrued Benefit.  The portion of the benefit under Article IV or under Article V not represented by a credit to the Account of a Participant as a Funded Accrued Benefit.

Section 2.24                                Non-Officer SERP.  The Supplemental Executive Retirement Program for Non-Officers of American Airlines, Inc.

Section 2.25                                Participant.  An individual who is participating in the Plan on October 15, 2002 shall be a Participant.  An elected officer of American Airlines, Inc., who is a participant in a Base Defined Benefit Plan or the $uper $aver Plus Plan shall be a Participant.  An individual who is an appointed officer of American Airlines, Inc. or a designated officer of another Company may be a Participant only if (i) he or she is a participant in a Base Defined Benefit Plan or the $uper $aver Plus Plan and (ii) is designated as a Participant by the Board of Directors or under a writing signed by the Chairman of AMR.

Section 2.26                                Performance Return.  Compensation paid to a Participant pursuant to a specified portion of career equity shares granted to the Participant, as determined by the Board of Directors.

Section 2.27                                Plan.  The Supplemental Executive Retirement Program of American Airlines, Inc., as amended.  The Plan may also be referred to herein as the “SERP”.  There is a separate, but related, Supplemental Executive Retirement Program for Non-Officers of American Airlines, Inc., for key employees who are not officers.  This Plan features a supplement to defined benefit plan benefits as described in Article IV and a supplement to $uper $aver Plus Plan benefits, as described in Article V.

Section 2.28                                $uper $aver.  $uper $aver, a 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries, which qualifies under sections 401(a) and 401(k) of the Code, and under which certain Participants are eligible to receive benefits.

Section 2.29                                $uper $aver Plus Plan.  $uper $aver Plus, a Supplement to $uper $aver, which describes a program of employer contribution-provided benefits in addition to those available under the regular provisions of $uper $aver.

Section 2.30                                $uper $aver Plus Plan Accout.  A bookkeeping entry maintained for each Participant to record the deemed contributions and earnings credited under the name of the Particpant pursuant to Article V.

Section 2.31                                $uper Saver Plus Plan Excess Contribution.  A contribution credited to the Participant’s $uper $aver Plus Plan Account that is equal to the total employer contributions (exclusive of cash or deferred contributions under sections 401(k) and 402(g) of the Code) that would have been credited under the Participant’s accounts in the $uper $aver Plus Plan, based upon the Participant’s elections under the $uper $aver Plus Plan, but for the provisions of sections 401(a)(17),

415 and 402(g) of the Code (or any Code sections replacing such sections with comparable limitations).  Additionally, the credited $uper $aver Plus Plan Excess Contribution shall include the amount that would have been credited to the Participant’s account under the $uper $aver Plus Plan based on the Participant’s contribution rate election under $uper $aver if Incentive Compensation had constituted compensation subject to deferral under $uper $aver and the $uper $aver Plus Plan.

Section 2.32                                Supplemental Incentive Compensation Retirement Benefit.  The amount determined by multiplying the Average Incentive Compensation by two percent for each year of Credited Service.

Section 2.33                                Supplemental Incentive Compensation and Performance Return Retirement Benefit.  The difference between the benefits calculated under any “Social Security Offset Benefit” formula as defined in the Base Defined Benefit Plan, including and excluding Average Incentive Compensation and Average Performance Return, in each case computed without regard to the Base Defined Benefit Plan limits on compensation and benefits under the Code.

Section 2.34                                Supplemental Performance Return Retirement Benefit.  The amount determined by multiplying the Average Performance Return by two percent for each year of Credited Service.

Section 2.35                                Trust.  The Trust Agreement Under Supplemental Retirement Program for Officers of American Airlines, Inc. entered into between American Airlines, Inc. and Wachovia Bank National Association.

Section 2.36                                Trustee.  Wachovia Bank National Association.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

Section 3.1                                      An individual who is participating in the Plan on October 15, 2002.  An elected officer of American Airlines, Inc. who  is participating  in a Base Defined Benefit Plan or the $uper $aver Plus Plan is a Participant in the Plan.  An appointed officer of American Airlines, Inc. or an officer of another Company may be a Participant only if he or she is a participant in a Base Defined Benefit Plan or the $uper $aver Plus Plan and is designated as a Participant by the Board of Directors or under a writing signed by the Chairman of AMR.  As provided in Section 8.5 with respect to Active Funding Participants, this Plan is an “employee pension benefit plan” (as defined in  section 3(2) of the Act) that is an “individual account plan” and “defined contribution plan” (as defined in  section 3(34) of the Act), and as to all other benefits, the Plan is a plan described in sections 201(2), 301(a)(3) and 401(a)(1) of the Act.  The Plan is exempt from Part 3 of Subtitle B of Title I of the Act pursuant to  section 301(a)(8) of the Act.

Section 3.2                                      Any Participant in this Plan who was a Participant prior to January 1, 2001, and who ceased to continue to accrue service for benefits under the Base Defined Benefit Plan as of such date pursuant to an election to participate in the $uper $aver Plus Plan shall remain eligible for the benefits accrued under Article IV of the Plan for service prior to such date.  No further accruals of service for benefits under Article IV of the Plan shall occur, however, after the effective date of the Participant’s election to forego participation in the Base Defined Benefit Plan.  Such Participants who forego participation in the Base Defined Benefit Plan shall be eligible to receive benefits determined under Article IV with respect to service for periods prior to January 1, 2001, and/or under Article V of the Plan, for periods commencing on and after January 1, 2001.

Section 3.3                                      Participants who continue to accrue service for benefits in the Base Defined Benefit Plan after January 1, 2001, or who commence participation thereafter and who do not accrue benefits under Article V of the Plan, shall continue to accrue benefits as provided herein only under Article IV of the Plan.

Section 3.4                                      A Participant who is elected as an officer and later becomes a non-officer will have any SERP benefit pursuant to Article V as an officer frozen (subject to adjustment pursuant to Section 5.2 in the case of benefits under Article V) as of the last date the Participant serves as an officer, but such Account shall remain payable under this Plan.  In the event that the Participant is not thereafter designated for participation in the Non-Officer SERP, any benefit of the Participant subject to Article IV shall be frozen as of the last date the Participant serves as an officer, but shall remain payable under this Plan.  In the event that a Participant who is elected as an officer and later becomes a non-officer is designated for participation in the Non-Officer SERP, any accrued benefit under Article IV that is based on Incentive Compensation or Performance Return shall be frozen as of the last date of the Participant serves as an officer, but shall remain payable under this Plan, and the remaining accrued benefit under Article IV shall be transferred to the Non-Officer SERP and shall be a part of the accrued benefit under Article IV thereunder, without causing duplication of benefits.

ARTICLE IV
BENEFITS IN CONNECTION WITH THE BASE DEFINED BENEFIT PLAN

Section 4.1                                      The Plan will pay an Annual Defined Benefit Retirement Benefit to a Participant who earned benefits under this Plan while participating in the Base Defined Benefit Plan.  The  portion of any such Annual Defined Benefit Retirement Benefit that is satisfied on an after tax basis by a credit to the Account for an Active Funding Participant shall be paid from, and credited against, the Participant’s Account and paid through the Trust.

Section 4.2                                      If no benefit is payable under the Base Defined Benefit Plan, then no benefit will be payable under Article IV of the Plan.

ARTICLE V
CONTRIBUTIONS AND EARNINGS CREDITS
IN CONNECTION WITH THE $UPER $AVER PLUS PLAN

Section 5.1                                      If a Participant in this Plan is participating in the $uper $aver Plus Plan, the Committee shall credit annually to the Participant’s $uper $aver Plus Plan Account a $uper $aver Plus Plan Excess Contribution, at the discretion of the Committee.

Section 5.2                                      In addition to the $uper $aver Plus Plan Excess Contribution provided for under this Article V pursuant to Section 5.1, the Committee shall periodically, at such times as shall be determined in its sole discretion, credit or debit, as the case may be, to a Participant’s $uper $aver Plus Plan Account, the earnings or losses that would have accrued to such $uper $aver Plus Plan Account if such $uper $aver Plus Plan Account were invested in the investment funds elected by the Participant for the investment of amounts credited to his or her accounts in the Executive Deferral Plan during the relevant computation period.  If the Participant for whom a $uper $aver Plus Plan Excess Contribution under this Article V is credited is not a participant in the Executive Deferral

Plan, the Participant will be required to designate investment funds (as available under the Executive Deferral Plan) for the purpose of determining such credits and debits to the $uper $aver Plus Plan Account.  If no such election is made, until the election is made the $uper $aver Plus Plan Account will be credited or debited as determined by the Committee, in its sole discretion.  The Committee will promulgate procedures for changing such elections from time to time as it shall determine, in its sole and absolute discretion.

Section 5.3                                      If no benefit is payable under the $uper $aver Plus Plan, then no benefit will be payable under Article V of the Plan.  In making such determination, benefits attributable to contributions under $uper $aver, other than under the $uper $aver Plus Plan, shall be disregarded.  The amount of any Funded Accrued Benefit contribution under this Article V shall be paid to the Trust, net of taxes, and credited to the Participant’s Account.  Amounts paid to a Participant on account of this Article V from an Account shall be charged against the Participant’s $uper $aver Plus Plan Account.

ARTICLE VI
PAYMENT OF BENEFITS

Section 6.1                                      Except as otherwise provided in this Article VI and in Sections 7.3 and 8.2, benefits under Article IV shall be payable at the same time and in the same manner hereunder as under the Base Defined Benefit Plan.  Any benefit payable under Article IV on account of the death of the Participant shall be payable pursuant to the Participant’s benefit elections pursuant to Section 6.2; provided, however, that if the Participant has elected a Lump-Sum Payment under Section 6.4 and such election was made and filed with the Committee or its delegate (at least twelve months prior to death, in the case of any Non-Funded Accrued Benefits) in the event of the Participant’s death prior to being paid any benefits hereunder, notwithstanding anything to the contrary in Section 4.2, the Participant’s Beneficiary shall receive the Lump-Sum Payment within sixty days of the date on which the Participant would have been entitled to commence receipt of benefits, had he or she survived.  For such purpose, the Participant may designate a Beneficiary for the Lump-Sum Payment, subject to the designation procedures specified in Section 6.3.  Funded Accrued Benefits shall be paid from the Trust.

Section 6.2                                      All provisions of the Base Defined Benefit Plan and the Super $aver Plus Plan consistent with this Plan will apply in determining the amount of benefits hereunder, including, but not limited to, social security offset provisions, early retirement reductions, optional forms of benefit, pre-retirement surviving spouse’s annuity, and spousal consent requirements.

Section 6.3                                      Except as provided in Sections 6.1, 6.4 and 6.6, Annual Defined Benefit Retirement Benefits under Article IV under this Plan will be paid in monthly installments only, unless the Committee in its sole discretion directs payment in another form.  The portion of the Annual Defined Benefit Retirement Benefit and/or amounts credited under Article V that were satisfied by amounts credited to the Account of an Active Funding Participant shall be paid from amounts credited to such Participant’s Account through the Trust.  A Participant entitled to benefits under Article IV may elect any of the standard forms of monthly payments provided under the Base Defined Benefit Plan, subject to Section 6.4, provided that if a lump-sum under Section 6.4 or Section 6.6 is not payable, the method selected must be the same as that selected under the Base Defined Benefit Plan, unless the Committee directs otherwise.

Section 6.4                                      In lieu of monthly payments pursuant to 6.3, a Participant may elect to claim a lump-sum, one-time payment equal to the present value of any Annual Defined Benefit Retirement Benefits to be paid pursuant to Article IV of the Plan (the “Lump-Sum Payment”).  Such claim shall:

(a)                                  be in writing,

(b)                                 be in the form prescribed by the Company,

(c)                                  be addressed to the Company’s Vice President, Human Resources, or successor, and

(d)                                 shall be made by a Participant with respect to any Non-Funded Accrued Benefit at least twelve months (or such lesser period as the Committee may permit, in its sole discretion) before he or she commences payments, or one year before age sixty-five, whichever is the first to occur.  A lump-sum election may be made with respect to Funded Accrued Benefits at any time before retirement.

In addition to the foregoing, the Participant must execute a general release and provide consent of spouse, if married.  In calculating the Lump-Sum Payment, the interest rate shall be equal to the applicable interest rate promulgated by the Internal Revenue Service under section 417(e)(3) of the Code for the third month preceding the Participant’s retirement date.  The mortality rate shall be the 1983 GAM male table for male Participants, and the 1983 GAM female table for female Participants.  A lump-sum election may be revoked if the Company is notified in writing (at least twelve months prior to commencement of benefits, in the case of Non-Funded Accrued Benefits).  No later election of a Lump-Sum Payment may be made after such revocation.  Upon acceptance of the lump-sum claim, the Lump-Sum Payment will be paid to the Participant within thirty days of the Participant’s first receipt of benefits under the Base Defined Benefit Plan.

Section 6.5                                      Benefits under Article V shall be paid in a lump-sum equal to the $uper $aver Plus Plan Account balance, net of taxes.  Benefits under Article V paid to a Particpant from the Trust as a result of a credit to an Account shall be credited against amount payable from the $uper $aver Plus Plan Account.  Notwithstanding Section 6.1, a Participant’s election under the $uper $aver Plus Plan to receive payment of $uper $aver Plus Plan benefits in any form other than a lump-sum cash payment shall be ineffective with respect to accrued benefits under Article V of this Plan.  Payment of benefits pursuant to Article V shall be made in a lump-sum cash payment as of the date on which any post-separation benefit commences under the $uper $aver Plus Plan.  A Participant may designate a Beneficiary or Beneficiaries to receive benefits under Article V payable in the event of the Participant’s death, if any.  Any such designation shall be made in the manner required by the Committee or its delegate.  If, for any reason, there is no surviving designated Beneficiary, benefits will be payable to the parties who would be entitled to receive such amounts if they were paid under $uper $aver on account of the Participant’s death.  Such amounts will be paid in a lump-sum within sixty days following the date of the Participant’s death.

Section 6.6                                      Upon a Change in Control or Potential Change in Control (each as defined in the 1998 Long-Term Incentive Plan of AMR, or its successor plan) with respect to AMR, a Participant will receive a lump-sum, one-time payment equal to the present value of the remaining Annual Defined Benefit Retirement Benefit to be paid pursuant to Article IV of the Plan (and the entire amount credited to his or her Account pursuant to Article V, if applicable) (the “Change in Control Payment”), unless the Participant elects to continue to receive previously elected monthly payments.  Such an election shall:

(a)                                  be in writing,

(b)                                 be in a form prescribed by the Company,

(c)                                  be addressed to the Company’s Vice President, Human Resources, or successor, and

(d)                                 shall be made by the Participant within thirty days following the Change in Control or the Potential Change in Control.

The Change in Control Payment shall be computed by assuming that payments under the Base Defined Benefit Plan would commence at the earliest possible retirement age for the Participant, assuming that the Participant separated from employment as of the Change in Control or Potential Change in Control.  In the event a Participant is not vested in benefits under the Base Defined Benefit Plan, he shall nevertheless be deemed to have satisfied the vesting requirements of the Base Defined Benefit Plan (and of the $uper $aver Plus Plan) for purposes of computing the amount of the Change in Control Payment.

Section 6.7                                      Prior to receiving the Change in Control Payment attributable to the Annual Defined Benefit Retirement Benefit, the Participant may be required to execute a general release and to provide consent of spouse, if married.  In calculating the portion of a Change in Control Payment attributable to an Annual Defined Benefit Retirement Benefit, the interest rate shall be equal to the applicable interest rate promulgated by the Internal Revenue Service under section 417(e)(3) of the Code for the third month preceding the Change in Control or Potential Change in Control.  The mortality table used shall be the 1983 GAM male table for male Participants, and the 1983 GAM female table for female Participants.  The Change in Control Payments will be paid to the Participant within sixty days following the Change in Control or the Potential Change in Control.

Section 6.8                                      In the event the Participant has any outstanding debt with the Company, such as for payment of taxes, the Company or the Committee may withhold or deduct from any payments to be made to the Participant under this Plan an amount(s) equal to such outstanding debt.

ARTICLE VII
AMENDMENT AND TERMINATION

Section 7.1                                      The Board of Directors, or such person or persons, including the Committee, as may be authorized in writing by the Board of Directors, may amend or terminate the Plan at any time.

Section 7.2                                      No such amendment or termination pursuant to Section 7.1 shall adversely affect a benefit payable under this Plan with respect to a Participant’s employment by the Company prior to the date of such amendment or termination unless such benefit is or becomes payable under a successor plan or practice adopted by the Board of Directors or its designee.

Section 7.3                                      Notwithstanding Sections 7.1 and 7.2 of the Plan, no changes or amendments (including pertaining to termination) to the Plan will be permitted after a Change in Control or Potential Change in Control, as each of these terms is defined in the 1998 Long Term Incentive Plan of AMR, or its successor plan.

ARTICLE VIII
GENERAL CONDITIONS

Section 8.1                                      The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process, and if any attempt is made to do so or a person eligible for any benefit becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Committee and the Committee may in its sole discretion cause the same to be held or applied for the benefit of one or more of the dependents of such person.

Section 8.2                                      Notwithstanding the provisions in Section 8.1, upon receipt by the Plan of a “domestic relations order” (as defined in section 206(d)(3)(B)(ii) of the Act) purporting to be a “qualified domestic relations order” (as defined in section 206(d)(3)(B)(i) of the Act), the Committee shall review such order using the domestic relations order review procedures in effect under the Base Defined Benefit Plan or $uper $aver, as applicable to benefits under Article IV or Article V respectively.  Upon the determination that a domestic relations order meets the Plan’s requirements to be a qualified domestic relations order, the “alternate payee” (as defined in section 206(d)(3)(K) of the Act) shall be eligible to receive benefits payable under the terms of the qualified domestic relations order.  Notwithstanding the foregoing, however, an alternate payee under a domestic relations order shall only be eligible to receive benefits from the Plan when the Participant begins receiving benefits from the Base Defined Benefit Plan (or the $uper $aver Plus Plan, as applicable).

Section 8.3                                      All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the State of Texas.

Section 8.4                                      In the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, epidemic or quarantine restriction, act of government, critical materials shortage, or any other act, whether similar or dissimilar, beyond the control of the Company (each, a “Force Majeure Event”), which Force Majeure Event affects the Company or its Subsidiaries or its Affiliates, the Board of Directors, at its sole discretion, may suspend, delay, defer or substitute (for such period of time as the Board of Directors may deem necessary) any payments due currently or in the future under the Plan, including, but not limited to, any payments that have accrued to the benefit of a Participant but have not yet been paid.

Section 8.5                                      With respect to Non-Funded Accrued Benefits, this non-qualified plan shall be, and is intended to be, a plan that is unfunded and maintained by the Company to provide deferred compensation to a select group of management or highly-compensated employees, pursuant to sections 201(2), 301(a)(3), and 401(a)(1) of the Act.  With respect to Funded Accrued Benefits, this Plan is an “employee pension benefit plan” described in section 3(2) of the Act that is an “individual account plan” and “defined contribution” plan as described in section 3(34) of the Act that is not subject to Part 3 of Subtitle B of Title I of the Act, pursuant to section 301(a)(8) of the Act.

Section 8.6                                      American Airlines, Inc., is the sponsor of the Plan and the Committee or its delegate shall be the Plan Administrator, and shall have authority to manage the operation and administration of the Plan.  The Committee may designate one or more individuals to carry out any of its administrative responsibilities in connection with the Plan.  The Company may employ one or more persons to render advice to any director, officer or employee of the Company with respect to such individual’s responsibilities under the Plan.  The Committee may act by majority vote of its members at a meeting or by a signed writing.  The Committee may engage agents to assist it and may engage legal counsel who may be legal counsel for the Company.  All reasonable expenses incurred by the Committee.  In administering the Plan, the Committee may conclusively rely upon the Company’s payroll and personnel records and employee benefit plan records maintained in the ordinary course of business.  The Board of Directors may remove any member of a Committee at any time and a member may resign by written notice to the Board of Directors.  The Committee shall have the exclusive discretionary authority to interpret and construe the terms of the Plan and the exclusive discretionary authority to determine eligibility for, and the amount of, all benefits hereunder.  Any such determinations or interpretations of the Plan adopted by the Committee shall be final and conclusive and shall bind all parties.

ARTICLE IX
FUNDING

Section 9.1                                      The Company will pay the entire cost of the Plan, through the Trust, directly or under Section 10.2 as applicable.  Amounts payable to an Active Funding Participant will first be paid from the Trust through amounts credited to such Participant’s Account.  Any remaining amounts payable, and all amounts payable to Non-Active Funding Participants shall be paid as they become payable from the Company’s general assets or through a trust established pursuant to Section 10.2.

ARTICLE X
TRUST

Section 10.1                                The Company established the Trust, an irrevocable trust effective October  15, 2002, pursuant to the Trust Agreement Under Supplemental Retirement Program for Officers of American Airlines, Inc., to fund the anticipated after-tax distributions of Funded Accrued Benefits under the Plan, as determined by the Committee as of October 1, 2002. Wachovia Bank National Association will serve as the initial Trustee of the Trust and will hold the Trust assets for the purpose of accumulating funds to pay benefits under the Plan as they become due and payable.  The Trust is a so-called “secular trust” for Federal income tax purposes.  The assets of the Trust are not subject to the claims of creditors of the Company or any of its corporate affiliates.  Moreover, the contributions to the Trust and the Trust’s earnings will generally be taxable income to Participants, although subsequent distributions from the already taxed amounts will be made to Participants free of Federal income tax.

Section 10.2                                To assist in the payment of Non-Funded Accrued Benefits following a Change in Control or Potential Change in Control (each as defined in the 1998 Long-Term Incentive Plan of AMR, or its successor plan) with respect to AMR, the Board of Directors or the Company’s General Counsel or the Company’s Corporate Secretary may establish a trust or utilize a trust heretofore established, to fund Non-Funded Accrued Benefits under the Plan.

Section 10.3                                The trust which may be established or otherwise utilized pursuant to Section 10.2 will be maintained:

(a)                                  with a nationally recognized banking institution with experience in serving as a trustee for such matters,

(b)                                 pursuant to such documentation as recommended by outside counsel to the Company, and

(c)                                  funded so as to enable the trust to pay some or all of the Non-Funded Accrued Benefits contemplated under the Plan, as may be determined by the Company’s independent compensation consultant, selected by the Company, in its sole and absolute discretion.

Section 10.4                                In addition, the Board of Directors, the Company’s General Counsel or the Company’s Corporate Secretary may take those additional actions deemed reasonably necessary to accomplish the stated purpose of Section 10.2.

ARTICLE XI
ERISA RIGHTS

Section 11.1                                As a Participant in any Funded Accrued Benefits under the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan Participants shall be entitled to:

•                  Examine, without charge, at the Plan Administrator’s office, all Plan documents, including copies of all documents filed with the U.S. Department of Labor, such as Summary Annual Reports (SARs) and a copy of the latest Form 5500 annual report filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

•                  Obtain copies of all Plan documents and other Plan information including copies of the latest Form 5500 annual report and current Summary Plan Description (SPD) upon written request to the Plan Administrator. The Plan Administrator may charge a reasonable amount for the copies.

•                  Receive a summary of the Plan’s annual financial report (SAR). The Plan Administrator is required by law to furnish each Participant with a SAR.

•                  Obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age under the Plan and, if so, what the benefit amount would be at Normal Retirement Age if you were to stop working now. This statement must be requested in writing and is not required to be given more often than once a year. This statement must be provided free of charge.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people responsible for the Plan’s operation. The people who supervise the Plan’s operation, called “Fiduciaries,” have a duty to do their jobs prudently and solely in the interest of you and other Plan Participants and beneficiaries.  Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the Plan.

If a claim for a benefit is denied or ignored in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider the claim.  No one, including an employer or any other person, may fire you or discriminate against you in any way to prevent you from obtaining a benefit from the Plan or exercising your rights under ERISA.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from  the Plan Administrator and do not receive them within 30 days, you may sue in federal court. The court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials — unless the materials were not sent because of reasons beyond the Plan Administrator’s control.  If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court.  In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in federal court.

If the Plan’s Fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or  you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay those costs and fees. If you lose (i.e., if the court finds your claim frivolous), the court may order you to pay these costs and fees.

If you have any questions about the Plan, contact the Plan Administrator.  If there are  any questions about this section or about your rights under ERISA, you should contact  the nearest office of the Pension and Welfare

Benefits Administration of the U.S. Department of Labor listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

ARTICLE XII
CLAIMS PROCEDURES

Section 12.1                                A claim for retirement benefits under the Plan must be submitted to the Plan Administrator at the time and in the manner prescribed by the Plan Administrator.

If the Plan Administrator determines that you are not entitled to receive all or part of the benefits you claim, a notice will be provided to you within a reasonable period of time, but no later than 90 days from the day your claim was received by the Plan Administrator.  This notice (which will be provided to you in writing by mail or hand delivery, or through email) will describe:

•                  The Plan Administrator’s determination;

•                  The basis for the determination (along with appropriate references to pertinent Plan provisions on which the denial is based);

•                  A description of any additional material or information necessary to perfect the claim and an explanation of why such material is necessary, and

•                  The procedure you must follow to obtain a review of the determination, including a description of the appeals procedure and your right to bring a cause of action for benefits under section 502(a) of ERISA. This notice will also, if appropriate, explain how you may properly complete your claim and why the submission of additional information may be necessary.

In certain instances, the Plan Administrator may not be able to make a determination within 90 days from the day your claim for benefits was submitted. In such situations, the Plan Administrator, in its sole and absolute discretion, may extend the 90-day period for up to 180 days, as long as the Plan Administrator provides you with a written notice within the initial 90-day period that explains:

•                  The reason for the extension, and

•                  The date on which a decision is expected.

Section 12.2                                If your claim for benefits is denied, either in whole or in part, you may appeal the Plan Administrator’s denial by requesting a review of your claim by the Committee (or its delegate).  Your written request for an appeal must be received by the Plan Administrator within 60 days of the date you received your notice that the Plan Administrator denied your claim.

As part of your appeal, you may submit written comments, documents, records and other information relating to your claim for benefits. You may also request reasonable access to, and copies of, all documents, records, and other information relevant to your claim. You will not be charged for this information. The Committee’s (or its delegate’s) review of the Plan Administrator’s adverse determination will take into account all comments, documents, records and other information you submitted, without regard to whether such information was submitted and considered in the Plan Administrator’s initial determination of your claim.

If, after reviewing your appeal and any further information that you have submitted, the Committee (or its delegate) denies your claim, either in whole or in part, a notice (which will be provided to you in writing by mail or hand delivery, or through email) will be provided to you within a reasonable period of time, but not later than 60 days from the day your request for a review was received by the Plan Administrator. In the event that an  extension of time for processing is required, you will be provided a written notice of the extension not later than 60 days from the day your request for a review was received by the Plan Administrator.  In such situations, the Committee (or its delegate), in its sole and absolute discretion, may extend the 60-day period for up to 120 days, as long as the Committee (or its delegate) provides you with a written notice within the initial 60-day period that explains:

•                  The reason for the extension, and

•                  The date on which a decision is expected.

The notice describing the Committee’s (or its delegate’s) decision will describe:

•                  The specific reason or reasons for its decision, including any adverse determinations;

•                  References to the specific Plan or Base Defined Benefit Plan or $uper $aver Plus Plan provisions on which the Committee (or its delegate)  based its determination;

•                  Your right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim;

•                  A description of any voluntary appeals procedures, if any, and your right to obtain information about such procedures, and

•                  Your right to bring a cause of action for benefits under section 502(a) of ERISA.

ARTICLE XIII
FINALITY OF DECISIONS OR ACTS

Section 13.1                                The Committee has the express authority to elect the actuarial assumptions to be used in funding any benefits payable under the Plan, to interpret any provision of this Plan and to determine, at its sole discretion, the meaning and application of any such provision as to each Paricipant or Beneficiary under the Plan, in accordance with the facts and circumstances of each particular claim.  Except for the right of a Participant or Beneficiary to appeal the denial of a claim, any decision or action of the Committee, within their scope of authority, shall be final and binding on all persons claiming a right to benefits under the Plan.  No benefit shall be payable that the Committee does not deem is payable under the terms of the Plan.

ARTICLE XIV
GENERAL INFORMATION ABOUT YOUR PLAN

Plan Name:	The Supplemental Executive Retirement Program (SERP) for Officers of American Airlines, Inc.

Plan Sponsor:	American Airlines, Inc.
4333 Amon Carter Blvd.
MD 5146
Fort Worth, TX 76155

Employer ID No.:	13-1502798

Plan Number:	888

Type of Plan:	As described in Section 8.5

Plan Administrator:	American Airlines, Inc.
4333 Amon Carter Blvd.
MD 5112
Fort Worth, TX 76155
Telephone: 817-967-3558

Legal Agent:	C T Corporation System
Registered Office
350 North St. Paul Street
Dallas, TX 75201

Trustee:	Wachovia Bank National Association

Trustee(s) Address:	Wachovia Bank National Association
Attn: Executive Services
One West Fourth Street
Winston-Salem, NC 27150

Funding Arrangement:	Company Assets for Non-Funded Accrued Benefits
Trust for Funded Accrued Benefits

Plan Year:	January 1 to December 31

AS AMENDED AND RESTATED EFFECTIVE OCTOBER 15, 2002.

American Airlines, Inc.

By:
Name & Title:	Charles D. MarLett, Corporate Secretary